SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                   ----------------------------------


                                FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): December 19, 2002


                          CARNIVAL CORPORATION
         (Exact name of registrant as specified in its charter)


Republic of Panama             1-9610                  59-1562976
---------------------------    -----------------       ------------------
(State or other jurisdiction  (Commission File Number) (I.R.S. Employer
of incorporation)                                      Identification No.)



3655 N.W. 87th Avenue, Miami, Florida             33178-2428
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(Address of principal executive offices)          (Zip code)



    Registrant's telephone number, including area code:   (305) 599-2600





























Item 5. Other Events.

     On December 19, 2002, Carnival Corporation issued a press release entitled "Carnival Corporation Reports Fourth Quarter And Record Full Year Earnings Per Share" attached hereto as Exhibit 99.1. The press release is incorporated herein by reference.


Item 7. Financial Statements and Exhibits

     The Exhibit 99.1 press release entitled "Carnival Corporation Reports Fourth Quarter And Record Full Year Earnings Per Share" dated December 19, 2002 is hereby incorporated by reference.




                                      Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2002

                                      CARNIVAL CORPORATION

                                      By: /s/ Gerald R. Cahill
                                      -------------------------------------
                                      Name:  Gerald R. Cahill
                                      Title: Senior Vice President-Finance
                                             and Chief Financial and
                                             Accounting Officer



Exhibit List

Exhibit           Description
-------           -----------
99.1              Press release entitled "Carnival Corporation Reports
                  Fourth Quarter And Record Full Year Earnings Per Share" dated December 19, 2002.



CONTACT:  Tim Gallagher                             FOR IMMEDIATE RELEASE

                        CARNIVAL CORPORATION REPORTS
            FOURTH QUARTER AND RECORD FULL YEAR EARNINGS PER SHARE

     MIAMI (12/19/02) - Carnival Corporation (NYSE:CCL) reported net income of $191.3 million ($0.33 Diluted EPS) on revenues of $1.04 billion for its fourth quarter ended November 30, 2002, compared to net income of $116.3 million ($0.20 Diluted EPS) on revenues of $959.1 million for the same quarter in 2001. Earnings for the fourth quarter of 2002 included a $17 million income tax benefit from the company's Costa Cruises operation resulting from a new Italian investment incentive law, which was partially offset by a $5 million reduction in earnings from cancelled cruises. Earnings for the fourth quarter of 2001 included an impairment charge of $39 million, partially offset by an income tax benefit at Costa of $6 million.
     Net income for the year ended November 30, 2002 was $1.02 billion ($1.73 Diluted EPS) on revenues of $4.37 billion, compared to net income of $926.2 million ($1.58 Diluted EPS) on revenues of $4.54 billion for the same period in 2001.
     Revenues for the fourth quarter of 2002 were 8.0 percent higher than last year primarily because of an increase in cruise capacity of 7.9 percent and an increase in net revenue yield, which was partially offset by a significant decline in the number of guests purchasing air transportation from the company. Net revenue yield (net revenue per available berth day after deducting the cost of air transportation and travel agent commissions) increased by 2.6 percent compared to the 2001 fourth quarter.
     Also impacting fourth quarter earnings was a 0.7 percent increase in the company's cost per available berth day (excluding the cost of air transportation and travel agent commissions) primarily due to higher fuel costs. Excluding fuel costs, fourth quarter cost per available berth day declined 0.9 percent year over year.
     Commenting on fourth quarter 2002 results, Carnival Corporation Chairman and CEO Micky Arison said he was encouraged that this was the fourth consecutive quarter of year over year earnings growth since the events of September 11. "While 2002 was a challenging year for all leisure companies, we were able to report record earnings per share of $1.73, reflecting the company's resiliency in withstanding worldwide geopolitical events," Arison said.
     During the fourth quarter of 2002, Carnival Cruise Lines launched the new 2,974-passenger Carnival Conquest from New Orleans, the largest cruise ship ever constructed by Carnival, which is based year-round at that port. Carnival's new 2,124-passenger Carnival Legend, which entered service in August 2002, began an eight-day Caribbean cruise program on Nov. 10 from Fort Lauderdale, Fla. Also in November, Holland America Line took delivery of the 1,848-passenger Zuiderdam, the first ship in its new Vista-class series, which offers about 85 percent of its cabins with ocean views, of which approximately 80 percent have balconies.
     Looking to 2003, Arison noted advance booking occupancy levels and prices, on a cumulative basis, for fiscal 2003 are up slightly compared to last year's levels at this time. However, booking levels have slowed recently, which may have been partially caused by the recent media attention focused on stomach flu on cruise ships. Historically, widespread adverse media coverage on cruise industry issues has had a temporary negative effect on booking trends.
     The expected increase in capacity in the first quarter of 2003 has been reduced from 15.5 percent to 14.9 percent due to cancelled cruises. Based on bookings to date, the company expects that net revenue yield for the first quarter of 2003 will be up approximately 1 to 3 percent compared to last year. In addition, operating cost per available berth day in the first quarter of 2003 is expected to increase approximately 4 to 6 percent year over year based primarily on significantly higher fuel costs and a significant increase in marketing costs associated with an expected 17.5 percent capacity increase in 2003. Both Carnival Cruise Lines' and Holland America Line's new advertising campaigns will appear in the first quarter of 2003. For the full year 2003, cost per available berth day is expected to continue at this higher level through the first half of the year and is projected to be flat to down slightly for the second half of the year as compared to 2002.
     Separately, on October 4, 2002, the Federal Trade Commission announced the clearance of the proposed combination of Carnival and P&O Princess. Following this announcement, P&O Princess entered into talks with Carnival, and Carnival subsequently announced the terms of a pre-conditional proposal to enter into a dual listed company ("DLC") structure with P&O Princess.
The pre-conditions to this proposal include the recommendation of the board of P&O Princess by no later than January 10, 2003. If the P&O Princess board recommends the proposal, the DLC transaction would be subject to approval by both Carnival and P&O Princess shareholders and would be expected to close in late first quarter or early second quarter of 2003.
     Carnival has scheduled a conference call with analysts at 10 a.m. today to discuss its fourth quarter and full year earnings. This call can be listened to live at the company's Web site at www.carnivalcorp.com.
     Carnival Corporation is comprised of Carnival Cruise Lines, the world's largest cruise line based on passengers carried, Holland America Line, Costa Cruises, Cunard Line, Seabourn Cruise Line and Windstar Cruises. Carnival Corporation's various brands operate 45 ships in the Caribbean, Alaska, Europe, Mexican Riviera, South America and other worldwide destinations, and have 13 new ships scheduled for delivery between now and mid-2006.
     Additional information can be obtained via Carnival Corporation's Web site at www.carnivalcorp.com.

****************************************************************************

Special note regarding forward-looking statements
     Certain statements in this announcement constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Carnival Corporation has tried, wherever possible, to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "forecast," "future," "intend," "plan" and words and terms of similar substance in connection with any discussion of future operating or financial performance. These forward-looking statements, including those which may impact the forecasting of Carnival's net revenue yields, booking levels, pricing, occupancy or business prospects, involve known and unknown risks, uncertainties and other factors, which may cause Carnival's actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for Carnival's cruise products; consumer demand for cruises and other vacation options; other vacation industry competition; effects on consumer demand of armed conflicts, political instability, terrorism, adverse media publicity and the availability of air service; shifts in consumer booking patterns; increases in vacation industry capacity, including cruise capacity; continued availability of attractive port destinations; changes in tax laws and regulations; changes and disruptions in financial and equity markets; Carnival's financial and contractual counterparties' ability to perform; Carnival's ability to implement its brand strategy, Carnival's ability to implement its shipbuilding program and to continue to expand its business worldwide; Carnival's ability to attract and retain shipboard crew; changes in foreign currency and interest rates and increases in security, food, fuel, and insurance costs ; delivery of new ships on schedule and at the contracted prices; weather patterns and natural disasters; unscheduled ship repairs and drydocking; incidents involving cruise ships; impact of pending or threatened litigation; Carnival's ability to successfully implement cost improvement plans; the continuing financial viability and/or consolidation of Carnival's travel agent distribution system; Carnival's ability to successfully integrate business acquisitions and changes in laws and regulations applicable to Carnival.
     These risks may not be exhaustive. Carnival operates in a continually changing business environment, and new risks emerge from time to time. Carnival cannot predict such risks nor can it assess the impact, if any, of such risks on its business or the extent to which any risk, or combination of risks may cause actual results to differ from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Carnival undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     Carnival plans to file with the U.S. Securities and Exchange Commission in connection with its dual listed company proposal (which includes a partial share offer to P&O Princess shareholders) a registration statement on Form S-4/proxy statement on Schedule 14A, as well as a registration statement on Form S-4/statement on Schedule TO. Both registration statements will contain a prospectus and other documents relating to the dual listed company proposal. Carnival plans to mail to shareholders of P&O Princess the prospectus contained in the registration statement/Schedule TO after it has been declared effective by the SEC. Carnival plans to mail the proxy statement and the prospectus contained in the registration statement/proxy statement to its shareholders at or about the same time. These registration statements, the prospectuses, the proxy statement and the Schedule TO will contain important information about Carnival, P&O Princess, the dual listed company proposal and related matters. Stockholders should read the registration statements, the prospectuses, the proxy statement, the Schedule TO and the other documents filed with the SEC in connection with the dual listed company proposal carefully before they make any decision with respect to the proposal. The registration statements, the prospectuses, the proxy statement, the Schedule TO and all other documents filed with the SEC in connection with the dual listed company proposal and prior pre-conditional offer will be available when filed free of charge at the SEC's web site, at www.sec.gov. In addition, these documents will be made available to shareholders free of charge by writing to Tim Gallagher at Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida, 33178-2428.
     In addition to the registration statements, the prospectuses, the proxy statement, the Schedule TO and the other documents filed with the SEC in connection with the dual listed company proposal, Carnival is obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. Persons may read and copy any reports, statements and other information filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room.
Filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov.
     The identities of the participants in the solicitation of Carnival shareholders for purposes of Rule 14a-12)a)(1) under the Securities Exchange Act of 1934 and their interests in the offer and transactions related to it are set forth in Appendix VI to Carnival's filing under rule 423 dated October 25, 2002.
     At this time, there is no agreement between Carnival and P&O Princess Cruises plc to proceed with any dual listed company proposal.
Contact information:
     For investor relations, please contact Beth Roberts, Tel: 1-305-599-2600, ext. 19066, and for media inquiries, please contact Tim Gallagher,
Tel: 1-305-599-2600, ext. 16000, Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida 33178-2428.





                             CARNIVAL CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                             THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                  NOVEMBER 30,          NOVEMBER 30,
                             2002         2001      2002          2001
                             (in thousands, except earnings per share)


 Revenues                     $1,035,681 $  959,102 $4,368,269 $4,535,751
 Costs and Expenses
   Operating                     578,056    547,898  2,311,919  2,468,730
   Selling and administrative    169,301    161,412    611,948    618,664
   Depreciation and amortization 100,912     91,266(a) 382,343    372,224(a)
   Impairment charge                         38,989     20,000    140,378
                                 848,269    839,565  3,326,210  3,599,996

 Operating Income Before Loss
   From Affiliated Operations    187,412    119,537  1,042,059    935,755

 Loss From Affiliated
   Operations, Net                                                (44,024)

 Operating Income                187,412    119,537  1,042,059    891,731

 Nonoperating Income (Expense)
   Interest income                 6,963     11,505     32,140     34,255
   Interest expense,
     net of capitalized interest (24,300)   (28,482)  (110,740)  (120,692)
   Other income (expense), net     1,171      3,190     (4,080)   108,649(b)
   Income tax benefit, net        20,090(c)  10,562(c)  56,562(c)  12,257
                                   3,924     (3,225)   (26,118)    34,469

 Net Income                   $  191,336 $  116,312 $1,015,941 $  926,200

 Earnings Per Share
   Basic                           $0.33      $0.20      $1.73      $1.58
   Diluted                         $0.33      $0.20      $1.73      $1.58

 Weighted Average Shares
   Outstanding Basic             586,751    586,165    586,567    584,064
 Weighted Average Shares
   Outstanding Diluted           587,796    587,080    588,056    586,862


(a) On December 1, 2001, the company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which required the company to stop amortizing its goodwill. Goodwill amortization was $5 million and $20 million in the three and twelve months ended November 30, 2001.
(b) Includes a gain of approximately $100 million from the sale of the company's minority interest in Airtours plc.
(c) Includes a $17 million and a $51 million income tax benefit for the three and twelve months ended November 30, 2002, respectively, from Costa Cruises resulting from a new Italian investment incentive law and a $6 million income tax benefit from Costa for the three months ended November 30, 2001.



                             CARNIVAL CORPORATION
                  SELECTED STATISTICAL AND SEGMENT INFORMATION


                                  THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                     NOVEMBER 30,           NOVEMBER 30,
                                 2002           2001   2002           2001
                                    (in thousands)        (in thousands)

STATISTICAL NFORMATION
  Passengers carried               909          790       3,549       3,385
  Available lower berth days     5,594        5,185      21,436      20,685
  Occupancy percentage           102.1%        97.9%      105.2%      104.7%

SEGMENT INFORMATION
  Revenues
    Cruise                  $1,022,082   $  945,745  $4,229,124  $4,357,942
    Tour                        16,929       17,125     175,831     229,483
    Intersegment elimination    (3,330)      (3,768)    (36,686)    (51,674)
                            $1,035,681   $  959,102  $4,368,269  $4,535,751
  Operating expenses
    Cruise                  $  566,068   $  536,011  $2,203,401  $2,333,502
    Tour                        15,318       15,655     145,204     186,902
    Intersegment elimination    (3,330)      (3,768)    (36,686)    (51,674)
                            $  578,056   $  547,898  $2,311,919  $2,468,730
  Operating income (loss)
    Cruise, excluding
      impairment charge     $  200,451   $  172,530  $1,085,797  $1,092,720
    Tour, excluding
      impairment charge        (11,580)     (11,112)    (13,401)     (4,426)
    Impairment charge                       (38,989)    (20,000)   (140,378)
    Affiliated operations                                           (44,024)
    Corporate                   (1,459)      (2,892)    (10,337)    (12,161)
                            $  187,412   $  119,537  $1,042,059  $  891,731